Exhibit 99.1

Zhongchai Holding (Hong Kong) Limited Investor Presentation

Disclaimer

- This presentation contemplates the business combination (the "Business Combination") pursuant to a share exchange agreement (the "Share Exchange Agreement") among Greenland Acquisition Corporation, a business company with limited liability incorporated under the laws of the British Virgin Islands ("GLAC"), Zhongchai Holding (Hong Kong) Limited, a company incorporated under the laws of Hong Kong ("Zhongchai Holding" or the "Company"), Greenland Asset Management Corporation, a British Virgin Islands company with limited liability, in the capacity thereunder as the purchaser representative, and Cenntro Holding Limited, the sole member of Zhongchai Holding.
- The information contained in the presentation has not been independently verified. No representation or warranty express or implied is made as to, and no reliance should be placed on, the fairness, appropriateness, accuracy, completeness or reliability of such information (opinions, expectations, projections and valuations contained herein). Any liability for any negligent misstatement in respect of the contents of, or any omission from, the presentation is hereby expressly excluded. It is not the intention to provide, and you may not rely on the presentation as providing, a complete or comprehensive analysis of Zhongchai Holding's and GLAC's financial or trading position or prospects. Past performance is no guarantee of future performance. The information contained in the presentation should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of the presentation. None of Zhongchai Holding or GLAC, nor any of their respective affiliates, advisers, service providers, representatives, directors, officers and employees or any other person accepts any liability whatsoever (in negligence or otherwise) for the contents of the presentation, or for any loss however arising from any information contained in the presentation or otherwise arising in connection with the presentation.
- The slides forming part of this presentation have been prepared for the purposes of providing background information about the Company and GLAC. This presentation may contain, among other things, information and statistics relating to the transmission industry and related industries in the People's Republic of China ("China"). The Company may have derived such information and data from unofficial sources, without independent verification. Market data and production forecasts contained in this presentation have been obtained from various publicly available sources, product description, as well as from management's good faith estimates, which are derived from management's knowledge of the market, production and independent sources that management believes to be reliable. The Company cannot ensure you that such information is accurate or complete. You should not place undue reliance on statements in this presentation regarding the transmission or other related industries in the China.
- This presentation contains financial forecasts and projections relating to the anticipated future financial performance of the Company, GLAC and the combined company. Such financial forecasts and projections constitute forward looking information, are for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The significant assumptions and estimates underlying such financial forecasts and projections are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. Actual results may differ materially from the results contemplated by the financial forecasts and projections contained in this presentation, and the inclusion in this presentation should not be regarded as a representation by any person that the results reflected in such forecasts and projections will be achieved.

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Disclaimer

- This presentation includes financial measures and other non-GAAP financial information that is calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Any non-GAAP financial measures and other non-GAAP financial information used in this presentation are in addition to, and should not be considered superior to, or a substitute for financial statements prepared in accordance with GAAP. Non-GAAP financial measures and other non-GAAP financial information is subject to significant inherent limitations. The non-GAAP financial measures and other non-GAAP financial information presented herein may not be comparable to similar non-GAAP measures presented by other companies.
- In connection with the Business Combination, GLAC has filed a preliminary proxy statement on Schedule 14A. A definitive proxy statement and other relevant documents will be mailed to security holders of GLAC. Security holders of GLAC are advised to read, when available, the preliminary proxy statement, and amendments thereto, in connection with the solicitation of proxies to approve the Business Combination and related matters because the proxy statement will contain important information about the Business Combination and parties to the Business Combination. The definitive proxy statement will be mailed to security holders as of a record date to be established for voting on the Business Combination. Security holders will also be able to obtain copies of the proxy statement, without charge, once available, at the Securities and Exchange Commission's ("SEC") website at www.sec.gov or by directing a request to: Yanming Liu, Greenland Acquisition Corporation, Suite 906, Tower W1, Oriental Plaza, No. 1 East Chang'an Street, Dongcheng District, Beijing, People's Republic of China 100738, as the case may be.
- The information contained in this presentation does not constitute an offer or invitation to purchase or subscribe for any shares of Zhongchai Holding or GLAC for subscription or for sale in the United States (the "U.S."), Hong Kong or anywhere else. No part of the presentation or anything contained herein shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. No shares of Zhongchai Holding or GLAC may be sold in the United States without registration with the United States Securities and Exchange Commission or an exemption from such registration. In Hong Kong, no shares of Zhongchai Holding or GLAC may be offered to the public unless a prospectus in connection with the offering for subscription of such shares has been formally approved by The Stock Exchange of Hong Kong Limited and duly registered by the Registrar of Companies of Hong Kong. Otherwise, without due registration, a prospectus must not be distributed, issued or circulated in Hong Kong.
- Zhongchai Holding, GLAC and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Zhongchai Holding's and GLAC's security holders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of GLAC directors and officers in GLAC's filings with the SEC, including GLAC's Annual Report on Form 10-K for the fiscal year ended November 30, 2018, which was filed with the SEC on February 27, 2019, subsequent quarterly reports and current reports, and the Proxy Statement on Schedule 14A filed on July 12, 2019, and such information and information regarding Zhongchai Holding's directors and officers has been included in the preliminary proxy statement on Schedule 14A filed on July 12, 2019.
- The information contained in the presentation has been furnished to you solely for your own use and information and may not be reproduced, redistributed, transmitted or passed on, directly or indirectly, to any other person (whether within or outside your organization/firm) in any manner or published, in whole or in part, for any purpose. By attending this presentation or accepting information contained in the presentation, you agree to be bound by the foregoing limitations. The information contained in the presentation may not be distributed, reproduced, taken or transmitted. Any failure to comply with these restrictions may constitute a violation of applicable securities laws.

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 The information contained in the presentation may be of a price - sensitive nature and the provision of any such information may c onstitute you and/or your representatives as “insiders” under relevant securities laws. Accordingly, you may not deal in, and will inform your representatives of the rest ric tion against dealing in, any shares in the Company in breach of any applicable laws.  The distribution of information contained in the presentation in other jurisdictions may be restricted by law and persons int o w hose possession such information comes should inform themselves about, and observe, any such restrictions. By attending this presentation or accepting information contain ed in the presentation, you agree to be bound by the foregoing instructions. Any failure to comply with these restrictions may constitute a violation of applicable securitie s l aws.  This presentation contains "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 19 95, as amended, that are intended to be covered by the safe harbor created thereby. All statements other than statements of historical fact contained herein, including, wit hou t limitation, statements regarding the Company’s or GLAC’s future financial position, business strategy, plans and objectives, are forward - looking statements. Forward - looking stat ements generally can be identified by the use of forward - looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "be lieves" or the negative thereof or any variation thereon or similar terminology or expressions. Forward - looking statements are subject to risks and uncertainties that could cause actua l results to differ materially from results proposed in such statements. The presentation contains statements that reflect Zhongchai Holding’s and GLAC’s current beliefs and expectations about the future as of the respective dates indicated herein. These forward - looking statements are based on a number of assumptions about Zhongchai Holding’s and GLAC’s operations and factors beyond Zhongchai Holding’s and GLAC’s control and are subject to significant risks, contingencies and uncertainties, and accordingly, actual r es ults may differ materially from these forward - looking statements. Although the Company and GLAC believe that the expectations reflected in such forward - looking state ments are reasonable, they can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to diffe r m aterially from the Company's or GLAC’s expectations include, but are not limited to, those factors set forth in the GLAC's Annual Report on Form 10 - K for the year ende d November 30, 2018, the Proxy Statement on Schedule 14A filed on July 12, 2019, as amended, the information set forth in the Current Report on Form 8 - K filed on July 12, 2 019 and the information set forth in GLAC’s other filings and submissions with the SEC, including those under the heading “Risk Factors” therein. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date made. Except as required by law, the Company and GLAC assume no obligati on to update or revise any forward - looking statements.  INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF ANY OFFERING OR THE ACCURACY OF ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PRESENTATION DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF ANY SECURITIES OR SOLICITATION OF ANY PROXY, CONSENT OR AUTHORIZ ATI ON WITH RESPECT TO ANY SECURITIES OR THE PROPOSED BUSINESS COMBINATION. Disclaimer 4

Transaction Summary 5 Pro forma Valuation Illustrative share price (per share) $ 10.25 Shares outstanding 10,813,615 Total Equity Value $ 110,839,550 Pro Forma Net Debt 2 $ (9,560,856) Pro Forma Enterprise Value $ 101,278,694 • Greenland Acquisition Corporation (“ GLAC ”) to acquire 100 % stake of Zhongchai Holdings (“ Zhongchai ”) to create a publicly traded, leading transmission and robotic cargo carrier in China ; • Zhongchai equity holder will roll 100 % of its equity holdings into the transaction ; • Zhongchai equity holder will receive 7 . 5 million shares as equity consideration, of which 10% ( 750 , 000 ) shares will be escrowed for 18 months for indemnification claims ; • Zhongchai equity holder will own 67 % of the combined company at close of the merger 1 ; • $ 11 1 million total equity value, valuing the Company at 1 2 . 57 x 2020 net income multiple Sources of Funds GLAC Cash in Trust 1 $ 15 ,000,000 Zhongchai Shareholder Equity Rollover 4 $ 76,875,000 Sponsor Equity $ 14,4 54 , 55 0 Total Sources $ 10 6 ,3 29 , 55 0 Uses of Funds Equity Issued to Zhongchai Shareholders $ 76,875,000 Cash to Balance Sheet $ 1 2 ,740,000 Estimated Transaction Costs 5 $ 2,260,000 Sponsor Equity $ 14,4 54 , 55 0 Total Uses $ 10 6 ,3 29 , 55 0 Notes: 1. Assuming raising up to $15M from either PIPE and/or public market shares that are not redeemed; including GLAC public shareholders’ ordinary shares and shares underlying rights, and ordinary shares from private placement; excluding public warrants and private placement warrants, both striking at $11.50 per share; 2. Including the company’s existing $3.2M in net debt and $12.7M net cash proceeds from the raise 3. Including sponsor shares, shares underlying rights and GLAC public shareholders’ shares underlying rights; 4. Zhongchai shareholder equity 7.5M ordinal shares with an assumed share price of $10.25 5. Transaction costs include estimated counsel fee, underwriter fee, audit fee and printer fee Pre Money 3 Pro - Forma Combined 2019 E Net Income Multiple 14.09x 16.30x 2020E Net Income Multiple 10.87x 12.57x

Pro - Forma Capitalization Table 6 Pro Forma Ownership Pro Forma Share Price, per share At Close Month 18 Shares % Shares % Zhongchai Initial Shareholder 6,750,000 6,750,000 Shared Released from Escrow 750,000 Zhongchai Initial Shareholder 6,750,000 6 7% 7,500,000 6 9 % GLAC Sponsor 1 1,410,200 1 4% 1,410,200 1 3 % GLAC Public Shareholders (including PIPE investors) 2 1 , 903 ,415 19% 1 ,903,415 1 8 % Pro Forma Shares Outstanding 10,063,615 100% 1 0 , 813 ,615 10 0% Notes: 1. Including GLAC’s ordinary shares underlying rights purchased in private placement; excluding private placement warrants striking at $11.50 per share; 2. Assuming total capital raise from public market purchase and PIPE is $ 15 M; including ordinary shares underlying rights purchased in private placement; excluding 2.2M public warrants and 282,000 private warrants striking at $11.50 per share; also excluding underwriters’ unit purchase option to acquired 240,000 units Zhongchai Initial Shareholder 67% GLAC Sponsor 14% GLAC Public Shareholders (Including PIPE Investors) 19% Pro Forma Ownership at Merger

Company Overview

中柴控股

Snapshot

- A leading developer and manufacturer of transmission systems for material handling equipment market in China
- A developer of a robotic cargo carrier prototype expected to be available for commercial use in China
- A well-established manufacturer with profit generating history
- A high-tech company that owns many patents with national recognition

Current business segments



Zhongchai Holding (Hong Kong) Limited
89.47%
100%
Zhejiang Zhongchai (Transmission)
Hangzhou Greenland (Robotic Cargo Carrier)
Gearbox
Transaxles
RC 1000
Production-ready sample is expected to be completed by end of 2019

Revenue[1]



USD in Million
49.07
60.21
2017A
2018A

EBITDA



USD in Million
0.44
10.28
2017A
2018A

Note: Financial data are from audit report (2017 financial numbers are include a one-time noncash bonus)

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Experienced Management Team 8 Peter Wang Founder & Director Jing Jin CFO 10+ years in finance with public company experience Dr. Lei Chen Chief Scientist 25 years in technology research and commercialization Dong Xiao CDO 10+ years of vehicle and industrial design • Mr. Wang has more than 20 years of experience in technology and management, combining a unique background in research and development, operations, finance and management. • Mr. Wang received BS and MS from University of Illinois and his MBA degree from Nova Southeastern University. He worked at AT&T Bell Labs as researcher before he started his own business ventures. • Mr. Wang co - founded UTStarcom (Nasdaq: UTSI), a Chinese high - tech company listed in Nasdaq. Raymond Wang CEO 10+ years in business management and banking experience

Independent Director 9 Everett Xiaolin Wang Independent Director Min Zhang Independent Director • Founder & Partner of Empower Investment • Investment Director at Morningside Investment • Senior Manager of PwC Hong Liang Lu Independent Director • Co - founded and Director of UTStarcom (Nasdaq: UTSI) • President and CEO of Kyocera Unison • Professor at Guangdong University of Technology • Distinguished professor under the University 100 Talents Plan

Company Profile 10 2007 Began batch production of transmissions 2011 Upgraded to fully automatic assembly line with annual capacity of 80,000 units of transmissions July 2013 Recognized as a High - tech Enterprise 2015 Construction commenced to build out a new manufacturing August 2018 Completed a conceptual prototype of robotic cargo carrier Mid 2019 the new factory commenced production • Established in 2006 and located in Shaoxin , China, Zhongchai Holding is a leading transmission systems provider for material handling equipment, such as forklift trucks for industrial and logistic applications . It conducts its business through four subsidiaries in China : Zhejiang Zhongchai , Hangzhou Greenland, Zhejiang Shengte and Shanghai Hengyu . • In 2018 , in the aggregate, it sold more than 91 , 000 sets of transmission systems to over 100 forklift manufacturers in China . With the emphasis on quality and innovation, over the years, Zhongchai Machinery has gained the trust and loyalty from its customers . • Zhongchai has developed a robotic cargo carrier intended for industrial and logistic applications, the same market segment as of its transmission systems . The conceptual prototype of a robotic cargo carrier was completed in August 2018 . The first production - ready sample with payload capacity of 500 kilograms is expected to be completed in late 2019 .

Intellectual Property and Certification 11 ▪ The Company has a wealth of intellectual property consisting of patents, trade - marks and proprietary design specifications ▪ The Company’s proprietary systems, components, and manufacturing capabilities offer substantial values ▪ As of June 18, 2019, the Company held 85 registered patents. ▪ 75 of which are utility patents under the China National Intellectual Property Administration ▪ 10 of which are invention patents

Industry Overview of Forklift Market Forklifts Sales Volume in China during 2005 - 2017 Forklift sale in China and Worldwide during 2006 - 2017 Growth drivers Correlation between Forklift Trucks Sales and Logistic Stable demand on forklift trucks in China, especially the increase sales portions on electric - driven forklift trucks China is the No.1 global forklift trucks sales market since 2017 as 37% in total global sales Strong positive correlation between growing demand on forklift trucks and growth in China’s logistic industry According to CCMA study, in 2020 there will be around 2.7 millions forklift trucks in China; the sale volume will grow by app rox . 10% annually Source: Industrial Truck Institution, CCMA and Wind Database 12

Industry Overview of Industrial Robots 13 According to International Federation of Robotics (IFR)’s research in 2018, the estimated annual worldwide supply of industri al robots is 14% on average per year and the average robot sales was increased by 19% per year (CAGR) between 2012 and 2017. Asia is still the wo rld 's strongest growth market. With a total of about 261,800 units sold in 2017, a rise of 37% more than the global sales volume of 2015 (253 ,30 0) was reached in this region. There are five major markets representing 73% of the total global sales volume in 2017: China, Japan, So uth Korea, the United States and Germany. Since 2013 China has been the biggest robot market in the world with a continued dynamic growth. D esp ite the strong growth, China has a relative low robot density of 97 units per 10,000 workers, compared to market leaders like South K ore a , Singapore and Germany. With the presence of the world’s most active industrial sector and initiatives , China is expected to lead the d ema nd for robots use in the next few years. Source: IFR World Robotics 2018 Units robot use per 10,000 workers in major countries in 2017 Estimated worldwide annual supply of Industrial robots 710 658 322 308 200 97 0 100 200 300 400 500 600 700 800 South Korea Singapore Germany Japan U.S. China Global average 85 units robot use per 10,000 workers

Fast Growing Market Projected AGVs Sales Volume in China Proportion for AGVs application in industries 14 Projected AGVs Sales Reveune in China AGV, Automated Storage and Retrieval Systems to See Strongest Growth The global AGV market size was valued at USD 2.49 billion in 2018 and is projected to expand at a CAGR of 15.8% from 2019 to 202 5,and is expected to reach USD 7.28 billion by 2025. The Chinese AGVs sales volume and revenue are expected to expand at a CAGR of 30.3% and 25.0% from 201 3 to 2020; the Asia Pacific regional market is projected to expand at the highest CAGR of 17.0% from 2019 to 2025. A majority of the factories have been try ing to minimize human intervention and the scope for errors while increasing productivity in the domain. • Rapid growth of e - commerce is leading to the growth of market • The increasing need for automation in maritime applications is a key driver for the market • Growing implementation of robotic cargo carrier result in a reduction in operational cost, enhanced workforce safety, and dec rem ent in production time Source: IFR, Zhongshang Industrial research, Database 2019 ； Automated Guided Vehicles Market Size, AGV Industry Report 2025 ， Grand View Research 0 5 10 15 20 25 30 2013 2014 2015 2016 2017 2018 2019E 2020E per 10,000 units 0 10 20 30 40 50 60 70 80 90 100 2013 2014 2015 2016 2017 2018 2019E 2020E in $100 mm

Customers Through the years, Zhongchai has developed over 100 customers with many major original equipment manufacturers and system integrators in China. Representative customers include: Long - term relationship with leading manufacturers helps maintain existing brand’s leadership and support expansion into new product categories 15

Products Portfolio The Company provides high - quality transmission systems of material handling equipment to the China's leading forklifts manufactu rers. 16 Mechanical Gearboxes • 14 models • Ideal for 1 - 5 ton forklifts • Rated speed ranging from 2,250 RPM to 2,500 RPM • Transmission ratio: 18.2662/42.2240 • Variable torque coefficient: 3 ± 0.15 • Noise Level ≤88dB(A) Hydraulic Gearboxes • 18 models • Ideal for 1 - 5 ton forklifts • Rated speed ranging from 2,250 RPM to 2,500 RPM • Transmission ratio: 17.4972 • Variable torque coefficient: 3 ± 0.15 • Noise Level ≤90dB(A ) Transaxles • 3 models • Ideal for 1 - 5 ton forklifts • Using wet brakes • Rated speed ranging from 2,250 RPM to 2,500 RPM • Transmission ratio: 18.1 • Variable torque coefficient: 3.11 ± 0.15 • Noise Level: ≤82dB(A)

Production Capacity • The Company has 44,751 square meters of modern manufacturing facilities with around $35 million asset value. • The management projects the annual production capacity is up to 200,000 transmission systems and 10,000 robots. 17

 Strategic benefits from the service network  Proximity to markets, allowing fast response to the customer needs  Broad geographic reach allows for close relationships with customers and development of customer loyalty  National coverage  National coverage for support and training  Close to the end users  Personnel providing prompt on - site services  Service center - covered areas: providing responses within 24 - 48 hours Strong After - Market Support Nationwide after - sales service network with presence in all strategically important regions around the country 18 Shaoxing

Strategic Growth Opportunity Meeting the soaring demand, the Company has engaged in designing and manufacturing robotic material handling equipment for industrial and logistic applications. The Company believes such market represents a substantial opportunity for the Company's future business growth. 19 • Fast growing labor cost creates alternative need for robotic material handling equipment. • Rising trend of factory and warehouse automation. • Strong demand for material handling efficiency. • Technology advancement and manufacturing efficiency enhance effective implementation.

RC 1000 New Product – Robotic Cargo Carrier (RCC) 20 Payload capacity: 500 – 1000 Kg Operating speed: 5km/h Max Power: 23kw Battery Power: 8kwh Battery Type: Lithium Operating Time: 8h Expected releasing: The end of 2019 with well - established supply chain, the Company provides more cost - effective products compared to other technology based competitors Cost - Effective with an advancement in wheels setup, its RCC will highly adopt and ready in use by various warehousing conditions High Mobility with unique chassis design, our products address the untapped heavy payload market ranges from 100 kg to 50 ton. Product Differentiation the Company benefits from targeting similar customer base to existing industrial users while the service network will ensure after sale service satisfaction. Existing Market Advantage with mature manufacturing facility, the Company could effectively deliver high quality products High Precision Manufacturing

Financial Forecasting 21 Revenue Gross Margin Net Income EBITDA 60.21 67.36 74.32 2018 Audited 2019 E 2020E USD in Million 14.07 14.99 18.71 2018 Audited 2019 E 2020 E USD in Million 6.62 6.80 8.82 2018 Audited 2019 E 2020 E 10.28 11.07 14.21 2018 2019 E 2020 E USD in Million USD in Million

Comparable Analysis 22 2020E P/E Multiples Robotics 2019E P/E Multiples Transmission Systems Robotics Transmission Systems * Average: 28.32x Average: 15.23x Average: 21.43x Average: 14.74x (Pro - Forma) (Pro - Forma) Source: Capital IQ, Company Presentation as of 8/7/2019 ； Seeking Alpha; Wind 1 6 .30 x 21 . 18 x 21.89x 16.31x 21.00 x 45.62 x 7.30x 11 . 27 x 12.67x 22.60x 16.80x 20.72x ( Chinese Exchange) ( Chinese Exchange) ( Chinese Exchange) ( Chinese Exchange) 1 2 .57 x 1 9 . 06 x 18.42x 15.05x 17.00 x 37.52 x 8.20x 9 . 72 x 11.75x 24.91x 15.56x 18.28x ( Chinese Exchange) ( Chinese Exchange)

Investment Highlights 23 Strong technological innovation and product development capabilities Strategically positioned service network with national coverage Market leadership with integrated solution capabilities to capture growth opportunities Broad customer base of leading manufacturers Well - developed, highly efficient manufacturing capabilities Management with proven track record in domestic and international markets 4 5 1 2 3 6